                                                    EXHIBIT (10)Q



                  1981 LONG-TERM INCENTIVE PLAN
                     OF McKESSON CORPORATION

               (As Amended through March 30, 1994)



           1. Name and Purpose. The name of this plan is the McKesson Corporation Long-Term Incentive Plan (the "Plan"). Its purpose is to advance and promote the interests of the stockholders of McKesson Corporation, a Delaware Corporation (the "Company") by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.

           2.  Regulations.  The Board of Directors of the
Company shall have the power to adopt eligibility and other rules and regulations (the "Regulations") not inconsistent with the provisions of the Plan for the administration thereof, and to alter, amend or revoke any Regulations so adopted.

           3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") consisting of at least three directors of the Company, to be appointed by the Board of Directors. No member of the Committee shall be eligible to participate in the benefits of the Plan. The Committee shall have full power and authority to interpret, construe and administer the Plan in accordance with the Regulations as delegated by the Board of Directors. All decisions, determinations and interpretations of the Committee shall be final and binding on all Plan participants.

           4. Eligibility. Participation in the Plan shall be limited to those full-time, salaried key officers and other employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee in accordance with the Regulations. Participants in the Plan are also eligible to participate in any incentive plan of the Company.

           5. Calculation of Awards. The Plan is designed to reward participants with annual benefits which reflect the financial performance of the Company over consecutive incentive periods of three (3) to five (5) years' duration. The Committee, subject to the approval of the Board, will designate for each incentive period the measures of financial performance and the performance objectives. Performance objectives will not be changed during any incentive period, except as and to the extent authorized by the Board in the event of changes in accounting practices or extraordinary or unanticipated economic circumstances which could have a material effect on the achievement of the stated performance objectives.

          The Committee may grant performance awards from time to time while the Plan remains in effect. In making such awards, the Committee shall be guided by the Company's then most recent audited financial statements, prepared by the Company's independent certified public accountants, and the Committee shall make such adjustments as it deems appropriate to take into account the effect of events outside the ordinary course of business, and shall determine any increase or decrease in awards in a manner consistent with the purposes of the Plan. In no event, however, shall the amount actually paid to a participant pursuant to an incentive period award exceed 125% of the participant's highest rate of basic compensation for the first year of the incentive period.

           6. Payment of Awards. All awards to participants pursuant to the Plan shall be paid in cash, provided, however, that, at the participant's election, receipt of all or part of an award may be deferred by having the same paid into the Company's Deferred Compensation Administration Plan under regulations established by the Committee.

          A Participant shall have no right to receive payment of any award unless he or she has been in the continuous employ of the Company or one of its subsidiaries or affiliates throughout a given incentive period; provided, however, that the Committee may, in its sole and absolute discretion, grant pro-rated awards in circumstances the Committee deems appropriate including, but not limited to, a Participant's death, retirement or total disability as those terms are defined in the Company's Retirement and Long-Term Disability Plans. Any such pro-ration shall be based upon the fraction of the incentive period during which the participant remained employed by the Company.

          Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

          (a)  Any outstanding award granted on or after October
27, 1993, shall be forfeited immediately and automatically and shall not be payable to the participant under any circumstances.

          (b) If the participant received payment of an award granted on or after October 27, 1993, within six months prior to the date that the Company discovered that the participant engaged in any action described in (c) below, the participant, upon written notice from the Company, shall immediately repay to the Company in cash the amount of such award (including any amounts withheld pursuant to Paragraph 9).

          (c) The consequences described in (a) and (b) shall apply if the participant, either before or after termination of employment with the Company or one of its subsidiaries or affiliates:

               (i) Breaches any agreement entered into pursuant to Paragraph 8 or otherwise discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment, whether or not they are the participant's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the participant knows or has reason to know that the Company or its subsidiaries or affiliates intends or expects secrecy to be maintained;

               (ii) Fails to promptly return all documents and other tangible items belonging to the Company or any of its subsidiaries or affiliates in the participant's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

               (iii) Fails to provide the Company with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries or affiliates. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company or any of its subsidiaries or affiliates at the time of the termination of the participant's employment with the Company or any of its subsidiaries or affiliates;

               (iv) Fails to inform any new employer, before accepting employment, of the terms of this paragraph 6 and of the participant's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment with the Company or any of its subsidiaries or affiliates;

               (v) Induces or attempts to induce, directly or indirectly, any of the customers of the Company or its subsidiaries or affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or any of its subsidiaries or affiliates, or to breach any contract with the Company or any of its subsidiaries or affiliates, in order to work with or for, or enter into a contract with, the participant or any third party; or

               (vi) Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or any of its subsidiaries or affiliates.

          The Committee shall determine in its sole discretion whether the participant has engaged in any of the acts set forth in (i) through (vi) above, and its determination shall be conclusive and binding on all interested persons.

          Any provision of this paragraph 6 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph 6.

           7. Transferability. Awards made pursuant to the Plan are not transferable or assignable by the participant other than by will or the laws of descent and distribution, and payment thereunder during the participant's lifetime shall be made only to the participant or to the guardian or legal representative of the participant. Payments which are due to a deceased participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

           8. Others Terms and Conditions. Each participant shall be required to enter into a Long-Term Incentive Plan Agreement with the Company in a form approved by the Committee, which form shall include provisions that the participant
(a) shall not disclose any trade secret data or any other confidential information of the Company acquired by the participant during such participant's employment by the Company or one of its subsidiaries or affiliates, or after the termination of employment or retirement, and (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee.

           9. Withholding Taxes. Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

          10. Funding. No provision of the Plan, or Regulations adopted hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

          11. Amendment and Construction. The Plan may be amended or revised by the Board of Directors of the Company by the affirmative vote of a majority of the directors in office. Any amendment to or revision of the Plan made by the Board of Directors may be altered, changed or repealed by the stockholders of the Company. The Plan will not be amended, without prior approval of the stockholders, to: (i) increase the percentage limitation specified in Paragraph 5 of the Plan; or (ii) modify the eligibility requirements of the Plan.

          12. Termination. The Plan may be terminated at any time by resolution of the Board of Directors of the Company by the affirmative vote of a majority of the directors in office; provided, however, that such termination shall not affect any incentive award which shall have been granted prior to such termination.